Exhibit 99(D)

CASH FLOW INFORMATION

ECOLAB INC.

RESTATED FOR SFAS 123(R)

Year ended December 31 (thousands)	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995

Operating Activities
Net income	$282,693	$260,590	$196,313	$177,540	$198,442	$170,654	$188,773	$131,763	$111,761	$98,622
Adjustments:	—	—	—	—	—	—	—	—	—	—
Extraordinary loss	—	—	—	—	—	—	—	—	—	—
Cumulative effect of changes in accounting	—	—	4,002	—	2,428	—	—	—	—	—
Discontinued operations	—	—	(1,882)	—	—	—	(38,000)	—	—	—
Income from continuing operations	282,693	260,590	198,433	177,540	200,870	170,654	150,773	131,763	111,761	98,622
Adjustments to reconcile income to cash provided by operating activities:
Depreciation	213,523	201,512	194,840	128,020	119,072	109,946	99,276	84,415	75,185	64,651
Amortization	33,431	26,591	25,795	30,765	24,140	19,294	18,370	13,034	11,606	9,175
Stock based compensation expense	44,660	29,202	25,054	21,790	17,937	13,779	10,500	7,056	5,087	3,391
Deferred income taxes	7,872	31,564	41,119	(9,905)	(16,632)	(7,260)	(4,454)	(3,508)	(7,809)	(1,130)
Disposal loss, net	3,691	—	—	—	—	—	—	—	—	—
Charge for in-process research and development	1,600	—	—	—	—	—	—	—	—	—
Gain on sale of equity investment	—	(11,105)	—	—	—	—	—	—	—	—
Equity in earnings of joint venture	—	—	—	(15,833)	(19,516)	(18,317)	(16,050)	(13,433)	(13,011)	(7,702)
Joint venture royalties and dividends	—	—	—	23,928	15,914	21,826	10,451	25,367	15,769	5,610
Restructuring expenses - asset disposals	—	1,684	6,180	(566)	2,786	—	—	—	—	—
Gain on sale of Jackson business	—	—	—	—	(25,925)	—	—	—	—	—
Other, net	(2,507)	1,837	1,835	(1,373)	(913)	(303)	1,526	4,630	1,023	801
Changes in operating assets and liabilities:
Accounts receivable	(47,217)	(5,547)	78	20,570	(30,635)	(44,643)	1,352	(21,231)	2,809	(26,843)
Inventories	(5,481)	(2,902)	(3,567)	(8,014)	(22,585)	(8,913)	(11,667)	(14,395)	(6,852)	(4,136)
Other assets	(31,723)	(39,224)	(141,926)	(26,049)	(7,332)	(23,842)	(7,631)	(10,993)	(5,255)	(11,371)
Accounts payable	34,841	(13,329)	(8,860)	(7,451)	16,626	(4,512)	(7,794)	20,876	16,397	4,561
Other liabilities	35,525	43,059	73,716	25,086	36,006	62,389	27,962	10,545	47,109	27,834
Cash provided by continuing operations	570,908	523,932	412,697	358,508	309,813	290,098	272,614	234,126	253,819	163,463
Cash provided by (used for) discontinued operations					—		(38,887)			3,000
Cash provided by operating activities	570,908	523,932	412,697	358,508	309,813	290,098	233,727	234,126	253,819	166,463

Investing Activities
Capital expenditures	(275,871)	(212,035)	(212,757)	(157,937)	(150,009)	(145,622)	(147,631)	(121,667)	(111,518)	(109,894)
Property disposals	18,373	8,502	6,788	3,027	2,092	6,293	7,060	3,424	3,284	1,806
Capitalized software expenditures	(9,688)	(8,951)	(4,490)	—	—	—	—	—	—	—
Investments in securities	—	—	—	—	—	—	—	—	—	4,007
Businesses acquired	(129,822)	(31,726)	(62,825)	(469,804)	(90,603)	(45,991)	(40,206)	(157,234)	(54,911)	(26,437)
Sale of businesses and assets	3,417	27,130	—	—	35,803	12,090	14,226	—	—	—
Discontinued operations	—	—	—	—	—	—	—	—	—	—
Other, net	—	—	—	—	—	(1,246)	4,766	(1,240)	(1,449)	6,991
Cash used for investing activities	(393,591)	(217,080)	(273,284)	(624,714)	(202,717)	(174,476)	(161,785)	(276,717)	(164,594)	(123,527)

Financing Activities
Net issuances (repayments) of notes payable	(17,474)	(94,412)	(368,834)	204,218	124,080	43,896	24,820	9,280	(42,045)	29,355
Long-term debt borrowings	7,325	5,959	261,039	149,817	—	62,552	117,740	117,000	75,000	2,141
Long-term debt repayments	(6,632)	(13,270)	(1,257)	(16,283)	(21,777)	(122,096)	(151,143)	(15,210)	(35,690)	(20,060)
Reacquired shares	(165,414)	(227,145)	(8,894)	(32,164)	(186,516)	(42,395)	(52,984)	(60,795)	(22,790)	(90,391)
Dividends on common stock	(82,419)	(75,413)	(69,583)	(66,456)	(61,644)	(54,333)	(49,000)	(41,456)	(36,096)	(33,114)
Exercise of employee stock options	71,545	131,882	56,160	25,329	28,785	11,836	1,915	972	450	—
Other, net	(800)	(313)	(1,746)	(975)	7,510	4,823	5,679	26,278	17,088	(4,561)
Cash used for financing activities	(193,869)	(272,712)	(133,115)	263,486	(109,562)	(95,717)	(102,973)	36,069	(44,083)	(116,630)

Effect of exchange rate changes on cash	2,157	2,281	1,114	548	(1,317)	(582)	(1,713)	(1,584)	(585)	157

Increase (Decrease) in Cash and Cash Equivalents	$(14,395)	$36,421	$7,412	$(2,172)	$(3,783)	$19,323	$(32,744)	$(8,106)	$44,557	$(73,537)

Cash Flow Measures
Cash dividends declared per common share	$0.3275	$0.2975	$0.2750	$0.2625	$0.2450	$0.2175	$0.1950	$0.1675	$0.1450	$0.1288